Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of MediWound Ltd. of our report dated March 3, 2014, with respect to the consolidated financial statements of MediWound Ltd for the year ended December, 31, 2013 included in the Registration Statement on Form F-1 (File No. 333-193856) and related Prospectus of MediWound Ltd, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 28, 2014	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global